Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-96550 and Form S-8 No. 333-161980) pertaining to the Triad Guaranty Inc. 401(k) Profit Sharing Plan of our report dated June 25, 2010, with respect to the financial statements and schedule of the Triad Guaranty Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
June 25, 2010
Atlanta, Georgia